Exhibit 99.1

Duluth Holdings Inc. Announces  Third Quarter 2023 Financial Results

New highly automated fulfillment center fully operational for peak selling season

Strong financial condition with $172 million of liquidity

Updated Fiscal 2023 Outlook for Net Sales, EPS and Adjusted EBITDA

MOUNT HOREB, WI – November  30, 2023 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal third quarter ended October 29, 2023.

Summary of the Third Quarter Ended October 29, 2023

•	Net sales of $138.2 million compared to $147.1 million in the prior year third quarter
•	Women’s AKHG sub-brand net sales increase 19.0% compared to prior year third quarter
•	Inventory composition healthy and well managed, down 15.0% compared to prior year third quarter
•	Adjusted EBITDA[1] of ($1.6) million

1See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “Reflecting on what has remained a dynamic consumer environment in which we continued to see customers gravitating to value, our third quarter performance was hampered by lower traffic in both our direct and retail channels, as well as an underpenetrated position in spring-summer goods following strong unit sell throughs during the second quarter. That said, our overall inventory mix is strong with a significantly higher level of newness and 30% less clearance inventory. In addition to managing the business prudently on both the inventory and expense fronts, we strategically pulsed a higher than planned level of events combined with select pull forward of fall-winter receipts enabling us to maintain high levels of shopper conversion in-store, as well as improve our conversion and retention rates in our direct channel.

We are not satisfied with our third quarter performance, however, I am pleased to report that we have experienced a solid trend improvement in our business over the Black Friday through Cyber Monday period.  Our decisive actions to improve the business, including introducing more newness than we ever have, pulling forward select spring 2024 product, and chasing targeted best sellers to capitalize on winning products is paying off.”

Sato concluded, “Looking forward, we remain resolute on executing the pillars of our Big Dam Blueprint. In fact, our new, highly automated fulfillment center in Adairsville, GA is already processing up to 60% of all online orders and store replenishment volume. In addition to shortening delivery times, the enhanced capabilities in this center will provide both labor and shipping efficiency gains that will continue to build over time. Regarding our sourcing and product innovation initiative, following the onboarding of several team members, I am pleased to share that we have recently hired a new Vice President of Sourcing; someone with deep and extensive sourcing experience who previously led large sourcing functions, including at J. Crew. This will enable us to further accelerate this initiative to continue bringing to market high quality, innovative products more frequently, while increasing our speed to market at a reduced cost.”

Operating Results for the Third Quarter Ended October 29, 2023

Net sales decreased 6.1% to $138.2 million, compared to $147.1 million in the same period a year ago. Direct to-consumer net sales decreased by 4.4% to $87.0 million primarily driven by a slight decline in site visits, partially offset by improved conversion rates compared to the prior year.  Retail store net sales decreased by 8.8% to $51.2 million due to slower store traffic, partially offset by a higher average transaction value during the quarter.

Gross profit decreased to $69.4 million, or 50.2% of net sales, compared to $76.9 million, or 52.3% of net sales, in the corresponding prior year period. The decrease in gross profit margin rate was primarily due to a lower mix of full price sales amidst the continued promotional retail environment.

Selling, general and administrative  expenses decreased 2.9% to $81.8 million, compared to $84.3 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 59.2%, compared to 57.3% in the corresponding prior year period.

The decrease in selling, general and administrative expense was due to a slight decrease in advertising spend and efficiencies across the fulfillment center network, partially offset by higher personnel costs and higher depreciation from foundational strategic investments.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $8.2 million,  net working capital of $62.3 million,  and a $36 million outstanding balance on the Duluth Trading $200 million revolving line of credit.

End of period inventory of $174.0 million represented a  15.0% decrease compared to prior period third quarter.

Updated Fiscal 2023 Outlook

The Company’s updated fiscal 2023 outlook is as follows:

•	Net sales in the range of $640 million to $655 million
•	Adjusted EBITDA[1] in the range of $35 million to $39 million
•	EPS in the range of ($0.25) to ($0.15) per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $55 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  November 30, 2023 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through December 7, 2023: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 2264991
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10183402/fab2d33666 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended October 29, 2023, versus the three and nine months ended October 30, 2022.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Updated Fiscal 2023 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2023 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; effectively adapting to new challenges associated with our expansion into new geographic markets; our ability to meet customer delivery time expectations; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold due to global market constraints; the potential for further increases in price and availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; the susceptibility of the price and availability of our merchandise to international trade conditions; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and comply with the security standards for the credit card industry; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	October 29, 2023	January 29, 2023	October 30, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$8,177	$45,548	$9,407
Receivables	5,679	6,041	6,466
Income tax receivable	99	—	1,452
Inventory, net	173,966	154,922	204,717
Prepaid expenses & other current assets	15,597	15,154	17,975
Total current assets	203,518	221,665	240,017
Property and equipment, net	133,946	112,564	112,800
Operating lease right-of-use assets	125,125	131,753	135,164
Finance lease right-of-use assets, net	45,010	47,206	47,938
Available-for-sale security	4,867	5,539	5,285
Other assets, net	9,861	8,727	6,446
Deferred tax assets	3,686	—	—
Total assets	$526,013	$527,454	$547,650
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$53,522	$56,547	$77,842
Accrued expenses and other current liabilities	31,776	40,815	34,795
Income taxes payable	—	1,761	—
Current portion of operating lease liabilities	16,067	15,571	15,095
Current portion of finance lease liabilities	3,047	2,842	2,802
Duluth line of credit	36,000	—	10,000
Current maturities of TRI long-term debt[1]	827	768	749
Total current liabilities	141,239	118,304	141,283
Operating lease liabilities, less current maturities	110,450	117,366	120,908
Finance lease liabilities, less current maturities	35,104	37,425	38,151
TRI long-term debt, less current maturities[1]	25,346	25,913	26,099
Deferred tax liabilities	—	1,249	2,572
Total liabilities	312,139	300,257	329,013
Shareholders' equity:
Treasury stock	(1,737)	(1,459)	(1,459)
Capital stock	102,565	98,842	97,977
Retained earnings	116,833	133,172	125,725
Accumulated other comprehensive income, net	(553)	(148)	(372)
Total shareholders' equity of Duluth Holdings Inc.	217,108	230,407	221,871
Noncontrolling interest	(3,234)	(3,210)	(3,234)
Total shareholders' equity	213,874	227,197	218,637
Total liabilities and shareholders' equity	$526,013	$527,454	$547,650

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	October 29, 2023	October 30, 2022	October 29, 2023	October 30, 2022
Net sales	$138,210	$147,126	$401,068	$411,541
Cost of goods sold (excluding depreciation and amortization)	68,806	70,205	194,530	191,949
Gross profit	69,404	76,921	206,538	219,592
Selling, general and administrative expenses	81,832	84,311	224,958	224,044
Operating loss	(12,428)	(7,390)	(18,420)	(4,452)
Interest expense	1,219	968	3,033	2,723
Other income, net	47	56	304	180
Loss before income taxes	(13,600)	(8,302)	(21,149)	(6,995)
Income tax benefit	(3,126)	(2,059)	(4,786)	(1,770)
Net loss	(10,474)	(6,243)	(16,363)	(5,225)
Less: Net loss attributable to noncontrolling interest	(8)	(26)	(24)	(82)
Net loss attributable to controlling interest	$(10,466)	$(6,217)	$(16,339)	$(5,143)
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,987	32,792	32,937	32,759
Net loss per share attributable to controlling interest	$(0.32)	$(0.19)	$(0.50)	$(0.16)
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,987	32,792	32,937	32,759
Net loss per share attributable to controlling interest	$(0.32)	$(0.19)	$(0.50)	$(0.16)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	October 29, 2023	October 30, 2022
Cash flows from operating activities:
Net loss	$(16,363)	$(5,225)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	23,434	22,946
Stock based compensation	3,305	2,000
Deferred income taxes	(4,800)	(8)
Loss on disposal of property and equipment	37	40
Changes in operating assets and liabilities:
Receivables	362	(1,011)
Income taxes receivable	(99)	(1,452)
Inventory	(19,044)	(82,045)
Prepaid expense & other current assets	(952)	(1,107)
Software hosting implementation costs, net	(800)	(318)
Deferred catalog costs	—	(1)
Trade accounts payable	(10,171)	34,719
Income taxes payable	(1,761)	(6,814)
Accrued expenses and deferred rent obligations	(3,691)	(13,377)
Other assets	20	(436)
Noncash lease impacts	(483)	1,081
Net cash used in operating activities	(31,006)	(51,008)
Cash flows from investing activities:
Purchases of property and equipment	(39,958)	(24,245)
Principal receipts from available-for-sale security	133	120
Proceeds from disposals	—	8
Net cash used in investing activities	(39,825)	(24,117)
Cash flows from financing activities:
Proceeds from line of credit	53,000	10,000
Payments on line of credit	(17,000)	—
Payments on TRI long term debt	(564)	(509)
Payments on finance lease obligations	(2,116)	(2,015)
Payments of tax withholding on vested restricted shares	(278)	(457)
Other	418	462
Net cash provided by financing activities	33,460	7,481
Decrease in cash and cash equivalents	(37,371)	(67,644)
Cash and cash equivalents at beginning of period	45,548	77,051
Cash and cash equivalents at end of period	$8,177	$9,407
Supplemental disclosure of cash flow information:
Interest paid	$3,033	$2,723
Income taxes paid	$1,875	$6,626
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$8,391	$1,540

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter and Nine Months Ended October 29,  2023 and October 30, 2022

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 29, 2023	October 30, 2022	October 29, 2023	October 30, 2022
(in thousands)
Net loss	$(10,474)	$(6,243)	$(16,363)	$(5,225)
Depreciation and amortization	8,566	7,572	23,434	22,946
Amortization of internal-use software hosting
subscription implementation costs	1,227	783	3,647	2,203
Interest expense	1,219	968	3,033	2,723
Income tax benefit	(3,126)	(2,059)	(4,786)	(1,770)
EBITDA	$(2,588)	$1,021	$8,965	$20,877
Stock based compensation	1,021	726	3,305	2,000
Adjusted EBITDA	$(1,567)	$1,747	$12,270	$22,877

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 28, 2024

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net loss	$(8,150)	$(5,100)
Depreciation and amortization	32,700	32,700
Amortization of internal-use software hosting subscription implementation costs	4,000	4,000
Interest expense	4,350	4,300
Income tax expense	(2,600)	(1,600)
EBITDA	$30,300	$34,300
Stock based compensation	4,700	4,700
Adjusted EBITDA	$35,000	$39,000